Exhibit 99.1

FOR IMMEDIATE RELEASE
Press Release AIG 175 Water Street New York, NY 10038 www.aig.com

Contacts:

Liz Werner (Investors): 212-770-7074; elizabeth.werner@aig.com

Fernando Melon (Investors): 212-770-4630; fernando.melon@aig.com

Jennifer Hendricks Sullivan (Media): 212-770-3141; jennifer.sullivan@aig.com

AIG EXTENDS TAX ASSET PROTECTION PLAN

NEW YORK, December 14, 2016 — American International Group, Inc. (NYSE: AIG) announced today that its Board of Directors has adopted Amendment No. 2 to AIG’s Tax Asset Protection Plan (the Plan). The Plan, which is designed to protect AIG’s substantial tax assets, was scheduled to expire on January 8, 2017. Amendment No. 2 to the Plan extends the expiration date of the Plan to December 14, 2019 (subject to other earlier termination events as described in the Plan). AIG has significant U.S. federal net operating loss carryforwards and foreign tax credits.

AIG’s ability to use its tax attributes may be significantly limited if there were an “ownership change” as defined under Section 382 of the Internal Revenue Code and related Internal Revenue Service pronouncements. In general, an ownership change will occur when the percentage of AIG’s ownership (by value) of one or more “5-percent shareholders” (as defined in the Code) has increased by more than 50 percent over the lowest percentage owned by such shareholders at any time during the prior three years (calculated on a rolling basis).

The Plan is designed to reduce the likelihood that AIG will experience an ownership change by discouraging any person from becoming a 5-percent shareholder. There is no guarantee, however, that the Plan will prevent AIG from experiencing an ownership change.

AIG’s Board of Directors has the discretion under certain circumstances to exempt acquisitions of AIG securities from the provisions of the Plan. The Plan may be further amended by the Board at any time. AIG expects to ask shareholders to ratify Amendment No. 2 to the Plan at the next Annual Meeting of Shareholders. AIG’s Board of Directors also expects to recommend to shareholders to approve a three year extension of the tax asset protection provisions in AIG’s Amended and Restated Certificate of Incorporation at the next Annual Meeting of Shareholders.

Additional information regarding Amendment No. 2 to the Plan will be contained in a Form 8-K and in a Registration Statement on Form 8-A/A that AIG is filing with the Securities and Exchange Commission.

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Certain statements in this press release constitute forward-looking statements. These statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed throughout AIG’s periodic filings with the SEC pursuant to the Securities Exchange Act of 1934.

FOR IMMEDIATE RELEASE

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American International Group, Inc. (AIG) is a leading global insurance organization. Founded in 1919, today AIG member companies provide a wide range of property casualty insurance, life insurance, retirement products, mortgage insurance and other financial services to customers in more than 100 countries and jurisdictions. These diverse offerings include products and services that help businesses and individuals protect their assets, manage risks and provide for retirement security. AIG common stock is listed on the New York Stock Exchange and the Tokyo Stock Exchange.

Additional information about AIG can be found at www.aig.com and www.aig.com/strategyupdate | YouTube: www.youtube.com/aig | Twitter: @AIGinsurance | LinkedIn: http://www.linkedin.com/company/aig. These references with additional information about AIG have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

AIG is the marketing name for the worldwide property-casualty, life and retirement, and general insurance operations of American International Group, Inc. For additional information, please visit our website at www.aig.com. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries, and coverage is subject to actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property-casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.